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                       FIRST EQUITY CAPITAL SECURITIES, INC.

1776 BROADWAY - STE. 1403                                  (212) 765-9710
NEW YORK, N.Y. 10019                                       fax: (212)765-9714
MEMBER:  NASD




September 1, 1999

Telecom Wireless Corporation
5299 DTC Boulevard, 12th Fl.
Englewood, Colorado 80111

Attention:     Dr. James C. Roberts
               CEO and Chairman

Gentlemen:

     WHEREAS Telecom Wireless Corporation (the "Company") desires to be introduced to certain potential sources of funding by First Equity Capital Securities, Inc. ("First Equity"), the parties hereto agree in consideration of the mutual covenants set forth herein, and intending to be legally bound hereby, as follows:

1.   INTRODUCTIONS:

     First Equity shall use its best efforts to introduce the Company to the potential investors and agents (collectively, and including all of their affiliates and related parties, the "Investors/Agents") for the purpose of procuring equity and/or debt funding.

     With regard to paragraphs 2, 3, 4, 5 and 6, the Company shall be obligated to pay certain fees to First Equity as follows:

2.   THE $250,000 SEPTEMBER 1, 1999 BRIDGE LOAN:

     a. The Company has requested that First Equity procure a bridge loan in the amount of at least $250,000. In consideration for the provision of such loan the Company shall issue to First Equity (and/or its designees warrants to purchase 30,000 shares of the Company's common stock at a price of $7.00 per share for a period terminating five years from issuance. The exercise price of such warrants shall be subject to adjustment on the same basis as the repricing warrants issued in conjuncion with the Company's Rule 506 Part B offering. The Company agrees to provide piggyback registration rights for the shares underlying the warrants and the warrants shall contain reasonable and standard cashless exercise provisions.


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     b.   In consideration for the provision of at least $250,000 of bridge loan proceeds, the Company hereby designates First Equity as its Placement Agent to procure up to $10.0 million in equity financing in accordance with the general terms as embodied in the Rule 506 - Part B offering currently outstanding (i.e., $7.00 per share with repricing warrants). The Company agrees to cooperate in good faith with First Equity in order to permit funding of such equity private placement. The compensation due to First Equity for such equity placement is set forth in Section 4 hereof.

     c. As additional consideration for the provision of at least $250,000 of bridge loan proceeds, the Company hereby designates First Equity as its Placement Agent to procure up to $3.0 million in sale and leaseback financing upon terms to be negotiated with the company. The Company agrees to cooperate in good faith with First Equity in order to permit funding of such sale and leaseback financing. The compensation due to First Equity for such debt financing is set forth in Section 5 hereof

3.   BRIDGE LOAN:

     a. For bridge loan financing (other than the $250,000 bridge loan provided for in Section 2 above) provided by Investors/Agents introduced by First Equity consideration equal to a cash fee of 6% of the gross proceeds thereof.

     b. Except for bridge loan financing described in Section 3.a. above, for debt financing procured or arranged by any Investors/Agents introduced by First Equity in exchange for a fee, a cash finders fee of 1.5% of the gross proceeds thereof.

4.   EQUITY:

     a. For equity financing provided by Investors/Agents introduced by First Equity consideration equal to (i) a cash fee of 10% of the gross proceeds thereof and (ii) a warrant, exercisable for a period of five years and containing standard cashless exercise provisions, to purchase securities equal to 10% of such securities purchased by such Investors/Agents.

     b. Except for equity financing described in paragraph a. above, for equity financing procured or arranged by any Investors/Agents introduced by First Equity in exchange for a fee, a cash finders fee of 2.5% of the gross proceeds thereof

     c. If any of the lenders who provide the bridge loans procured by First Equity to the Company (or its parent or subsidiary) eventually convert their bridge loan interests


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into equity, a cash fee of 10% of the gross amount of such conversion.

5.   DEBT FINANCING:

     a. For debt financing provided by Investors/Agents introduced by First Equity consideration equal to a cash fee of 6% of the gross proceeds thereof.

     b. Except for debt financing described in paragraph a. above, for debt financing procured or arranged by any Investors/Agents in exchange for a fee, a cash finders fee of 1.25% of the gross proceeds thereof.

6.   INITIAL PUBLIC OFFERING:

     a. Subject to paragraph b., if any of the Investors/Agents shall serve as an underwriter for a registered public offering of the Company's equity securities, the Company shall pay First Equity a finders fee as follows:

          5% up to and including $1.0 million of gross proceeds; plus
          4% between $1.0 million and up to and including $2.0 million of gross proceeds; plus
          3% between $2.0 million and up to and including $3.0 million of gross proceeds; plus
          2% between $3.0 million and up to and including $4.0 mllion of gross proceeds; plus
          1% of gross proceeds in excess of $4.0 million.

     b. Any fees payable under this paragraph 5 shall be payable instead of, and not in addition to, any other fees payable by the Company pursuant to this letter.


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7.   EQUITY:

     a. Subject to the following paragraphs, all fees may be received, solely at the election of First Equity, in cash or equity in the Company or in such other financing interests (i.e., notes, warrants, etc.) the terms and conditions of which are the same as those of the securities received by such investors or lenders.

     b. Upon the closing of any transaction in respect of which the Company incurs an obligation to pay a fee to First Equity, First Equity (or its designee) shall, for a period of 10 days from the date of written notice from the Company of the amount of such fee, have the right to exchange all or part of such fee for interests in the Company or such respective related entity in accordance with the terms and valuation of the financing transaction in respect of which the obligation to pay First Equity such fee arose. If First Equity (and/or its designees)) exercises this right following receipt of such fee, First Equity may return funds and exercise the corresponding portion of this option as set forth herein.

8.   PAYMENT:

     The term "gross proceeds", as used herein, shall mean the aggregate amount of proceeds loaned or invested, prior to any deduction for fees, commissions, taxes due in connection with such transaction, transaction expenses, offsets or other similar items or matters of any kind or nature.

     All fees, whether to be received in cash or securities, shall be delivered by the Company to First Equity or its designees) within 10 (ten) days of the receipt of proceeds by the Company.

9.   INDEMNIFICATION:

     The Company agrees to indemnify First Equity in accordance with the indemnification provision (the "Indemnification Provisions") attached to this Agreement, which Indemnification Provisions are incorporated herein and made a part hereof and which shall survive the termination, expiration, or supersession of this Agreement. The Company also represents that it has the authority to enter into this agreement and agrees to indemnify and defend First Equity against the claims of any other brokers and finders which may arise in relation to this agreement.


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10.  EXPENSES:

     The Company agrees to reimburse out-of-pocket expenses incurred by First Equity in relation to the provision of its services in relation to procuring funding, each within ten (10) days after submission of reasonable evidence of such expenses.

11.  FINDERS FEES:

     The Company acknowledges that it is aware that First Equity may receive additional fees from the Investors/Agents and that the Company consents thereto and agrees that such fees shall be in addition to the fees set forth herein and that the Company shall not claim or have any right to an offset for such fees, if any, provided that the existence of such fee arrangements are provided in writing.

12.  NOTICES:

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered by hand or faxed followed by written confirmation, or mailed by registered or certified mail, return receipt requested:

     (a) If to the Company, to 5299 DTC Boulevard, 12th Fl., Englewood, Colorado (fax no.: 303-357-0100), or to such other address as the Company may designate; or

     (b) If to First Equity, to 1776 Broadway, Suite 1403, New York, N.Y. 10019 (fax no.: 212-765-9710), or to such other address as First Equity or Levine may designate.

13.  GOVERNING LAW, SUBMISSION TO JURISDICTION:

     THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT GIVING EFFECT TO THE RULES OF SAID STATE GOVERNING THE CONFLICTS OF LAWS, EXCEPT THAT SECTIONS 5-1401 AND 51402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY.

     The Company and First Equity hereby agree that any action, proceeding or claim against any of them arising out of, or relating in any way to, this Agreement shall be brought and enforced in the state or federal courts of the United States located in the State of New York, and irrevocably submits to such jurisdiction. The Company, iaxis and First Equity hereby irrevocably waive any objection to such jurisdiction or inconvenient forum. Any such process or summons to be served upon the Company or



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First Equity (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 11 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim, The Company and First Equity agree that the prevailing party in any such action or proceeding shall be entitled to recover from the other party all of its reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

14.  WAIVER OF RIGHT TO JURY TRIAL:

     Each of the Company and First Equity hereby knowingly, voluntarily and irrevocable waives any right it may have to a trial by jury in respect of any claim based upon, arising out of or in connection with this Agreement. Each of the Company and First Equity hereby certifies that no representative or agent of the other party has represented expressly or otherwise that such party would not seek to enforce the provisions of this waiver. Further, each of the Company and First Equity acknowledges that each party has been induced to enter this Agreement by, inter alia, the provisions of this paragraph.

15.  ENTIRE AGREEMENT; MODIFICATION:

     This Agreement and constitutes the entire agreement among the parties on the subject matter hereof and supercedes all prior agreements the parties may have had. In the event that the Company transfer all or substantially all of its assets to another entity, the obligations set forth in this Agreement shall also bind such assignee.

16.  CORPORATE POWER:

     The Company and First Equity have all requisite corporate power and authority to enter into this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company and First Equity has been duly executed and delivered by the Company and First Equity, and constitutes a legal, valid and binding agreement of the Company and First Equity, enforceable in accordance with its terms.

17.  SEVERABILITY:

     If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.


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18.  CAPTIONS:

     The caption headings of the paragraphs of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

19.  COUNTERPARTS:

     This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.


     IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the day and year first above written.


TELECOM WIRELESS CORPORATION


By:   /s/ James C. Roberts
   ---------------------------
     Name: James C. Roberts
          --------------------
     Title: CEO
           -------------------


FIRST EQUITY CAPITAL SECURITIES, INC.


By:   /s/ Kenneth R. Levine
   ---------------------------
     Name: Ken Levine
          --------------------
     Title: CEO
           -------------------

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                             INDEMNIFICATION PROVISIONS


     The Company (as defined in the Agreement) agrees to indemnify and hold harmless First Equity, to the fullest extent permitted by law, from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses or disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which First Equity is a party), directly or indirectly, caused by, relating to based upon, arising out of or in connection with (a) First Equity's acting for the Company, including, without limitation, any act or omission by First Equity in connection with its acceptance of or the performance or non-performance of its obligations under the .agreement between First Equity and the Company, as it may be amended from time to time (the "Agreement"), to which these indemnification provisions are attached, (b) any financing, (c) any untrue statement or alleged untrue statement of a material fact contained in, or omissions or alleged omissions from, any business plain or offering memorandum or similar statements or omissions in or from any other information furnished by the Company to First Equity or any prospective investor, or (d) any use of proceeds; provided however, such indemnity agreement shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense or disbursement to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of First Equity.

     These Indemnification Provisions shall be in addition to any liability which the Company may otherwise have to First Equity or the person identified below in this sentence and shall extend to the directors, officers, employees, legal counsel and controlling persons (within the meaning of the federal securities laws). All references to First Equity in these Indemnification Provisions shall be understood to include any and all of the foregoing.

     If any action, suit or investigation is commenced, as to which First Equity propose to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by First Equity to notify the Company shall not relieve the Company from any liability which it may have under these provisions except to

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the extent that it has been materially prejudiced by such failure and provided further that the failure to notify the Company shall not relieve it from any liability which it may have to either or bother First Equity otherwise than under these provisions. If any such claim or action shall be brought against First Equity and First Equity shall notify the Company thereof, the Company shall be entitled to participate therein, and, to the extent that it wishes, to assume the defense thereof with counsel reasonably satisfactory to First Equity. After notice from the Company to First Equity of this election to assume the defense of such claim or action, the Company shall not be liable to First Equity under these provisions for any legal expenses subsequently incurred by First Equity in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that First Equity shall have the right to employ separate counsel selected by First Equity in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of First Equity unless (i) the employment thereof has been specifically authorized by the Company in writing, (ii) First Equity shall have been advised by such counsel that there may be one or more legal defenses available to First Equity which are different from or additional to those available to the Company or (iii) the Company has failed to assume the defense of such action and employ counsel reasonably satisfactory to First Equity, in which case, if First Equity notifies the Company in writing that First Equity elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action an behalf of First Equity, it being understood however that the Company shall not, in connection with any one such action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (plus separate local counsel, if retained by First Equity) at any time for all indemnified parties which firm(s) shall be designated in writing by First Equity. The Company shall be liable for any settlement of any claim against First Equity made with the Company's written consent, which consent shall not be unreasonably, delegated, withheld or conditioned. The Company shall not, without the prior written consent of First Equity, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to First Equity of an unconditional and irrevocable release from all liability in respect of such claim.

     In order to provide for just and equitable contribution, if a claim for indemnification pursuant to

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these Indemnification Provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, then the Company, on the one hand, and, First Equity on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements to which the indemnified persons may be subject in accordance with the relative benefits received by the Company, on the one hand, and First Equity, on the other hand, and also the relative fault of the Company, on the one hand, and First Equity, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, First Equity shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by First Equity pursuant to the Agreement.

Neither termination nor completion of the engagement of First Equity referred to above shall affect these Indemnification Provisions which shall then remain operative and in full force and effect.


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                      FIRST EQUITY CAPITAL SECURITIES, INC.


1776 BROADWAY - STE. 1403                              (212) 765-9710
NEW YORK, N.Y.  10019                                  FAX:  (212) 765-9714
                                                       MEMBER:  NASD


October 15, 1999


Telecom Wireless Corporation
5299 DTC Boulevard, 12th Fl.
Englewood, Colorado  80111


Attention:  Dr. James C. Roberts
            CEO and Chairman


         Amendment No. 1 to September 1, 1999 Letter Agreement Between
         FIRST EQUITY CAPITAL SECURITIES, INC. AND TELECOM WIRELESS CORPORATION


Dear Jim:


         WHEREAS Telecom Wireless Corporation (the "Company") and First
Equity Capital Securities, Inc. ("First Equity") entered into an agreement as of September 1, 1999 (the "September 1st Agreement") whereby the Company retained First Equity for the purposes of procuring financing for the Company;

         WHEREAS First Equity has, to date, procured or introduced parties which have funded a total of $1,700,000 in bridge loans to the Company;

         WHEREAS, in accordance with the September 1st Agreement the Company owes First Equity a fee of $87,500 plus 30,000 warrants to purchase shares of the Company's common stock at $7.00 per share as consideration for the procurement of such bridge loans;

         WHEREAS, the Company desires First Equity to provide certain consulting and related services which were not provided for in the September 1st Agreement and desires to compensate First Equity for such services;

         The parties hereto agree in consideration of the mutual covenants set forth herein to modify and amend the September 1st Agreement as follows:

1. As consideration for its consulting services, the Company shall compensate First Equity as follows:

         a. the Company shall immediately issue warrants to First Equity (and/or its designees) warrants to purchase 300,000 shares of the Company's common stock at a price of $7.00 per share for a period terminating five years from issuance (the "Warrants"). The

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Company agrees to provide piggyback registration rights for the shares underlying the Warrants and the Warrants shall contain reasonable and standard cashless exercise provisions;

         b. the Company shall reimburse First Equity for all of its out of pocket expenses in relation to its work on behalf of the Company, including payment of $5,000 of expenses incurred to date, and;

         c. the Company shall pay First Equity a monthly consulting fee of $7,500 per month commencing November, 1999 and continuing for a period of at least one year.

2. First Equity shall agree to exchange the fees currently due to it from the Company for the procurement of the $1,700,000 in bridge loans (i.e., $87,500 and 30,000 warrants) in exchange for the reduction of the exercise price of the 300,000 Warrants from $7.00 to par value. Paragraphs 2 and 3 of the September 1st Agreement are hereby amended by this Agreement.

3. The provisions of this Agreement and the September 1st Agreement shall bind the successors, acquirors and assigns of the parties thereto.

4. Except for the modifications and amendments to the September 1st Agreement set forth herein, the September 1st Agreement shall remain in full force and affect pursuant to its terms.

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be any original, and such counterparts shall together constitute but one and the same instrument. Faxed signatures shall have the same effect of original signatures with respect to this Agreement.

         IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the day and year first above written.


TELECOM WIRELESS CORPORATION


By:  /s/ James Roberts
   --------------------------
   Name: James Roberts
   Title: CEO



FIRST EQUITY CAPITAL SECURITIES, INC.

By:  /s/ Kenneth R. Levine
   --------------------------
   Name: Kenneth R. Levine
   Title: CEO